EXHIBIT *32.1


Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Anthony Q. Joffe, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-KSB of NetWorth Technologies, Inc. for the year ended December 31, 2006 (the "Form 10-KSB"), that the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-KSB.


Dated:  April 17, 2006


By:     /s/ Anthony Q. Joffe
        Anthony Q. Joffe, Chief Executive Officer


I, Anthony Q. Joffe, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-KSB of NetWorth Technologies, Inc. for the year ended December 31, 2005 (the "Form 10-KSB"), that the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of NetWorth Technologies, Inc. for the periods covered by the Form 10-KSB.


Dated:  April 17, 2006


By:     /s/ Anthony Q. Joffe
        Anthony Q. Joffe, Chief Financial Officer